EXHIBIT 5.1



                       [Andrews & Kurth L.L.P. Letterhead]



                                  June 5, 1998


    Board of Directors
    Forcenergy Inc
    2730 S.W. 3rd Avenue, Suite 800
    Miami, Florida  33129-2356

    Gentlemen:

           We have acted as counsel to Forcenergy Inc, a Delaware Corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering of up to 3,850,000 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), in addition to the 2,250,000 shares previously authorized pursuant to the Forcenergy Inc 1995 Stock Incentive Plan, as amended and restated (the "Plan"), as the successor to the Forcenergy Gas Exploration, Inc. 1993 Stock Option Plan for Officers and Key Employees, the Forcenergy Gas Exploration, Inc. 1995 Stock Option Plan and the 1995 Non-Employee Director Stock Option Plan.

           In connection herewith, we have examined copies of such statutes, regulations, corporate records and documents, certificates of public and corporate officials and other agreements, contracts, documents and instruments as we have deemed necessary as a basis for the opinion hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We have also relied, to the extent we deem such reliance proper, upon information supplied by officers and employees of the Company with respect to various factual matters material to our opinion.

           Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized, and that such Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

           This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus without admitting that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                     Very truly yours,

                                                     /s/ ANDREWS & KURTH L.L.P.